__________

Exhibit 10.2

CONSULTING SERVICES AGREEMENT

Between:

DUMA ENERGY CORP.

And:

HYDROCARB CORPORATION

Duma Energy Corp.
800 Gessner, Suite 200, Houston, Texas, U.S.A., 77024

__________

CONSULTING SERVICES AGREEMENT

               THIS CONSULTING SERVICES AGREEMENT (referred to herein as the "Agreement") is made and dated for reference as fully executed on this 7th day of August, 2012.

BETWEEN:

DUMA ENERGY CORP., a company incorporated under the
laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 800 Gessner, Suite 200, Houston,
Texas, U.S.A., 77024

(the "Company");

OF THE FIRST PART

AND:

HYDROCARB CORPORATION, a company incorporated
under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 1608 W. Pine Branch
Drive, Pearland, Texas, U.S.A., 77581

(the "Consultant");

OF THE SECOND PART

(the Company and the Consultant being hereinafter singularly also referred to as a "Party" and collectively referred to as the
"Parties" as the context so requires).

WHEREAS:

A.             The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on FINRA's Over-the-counter Bulletin Board;

B.             The Consultant is a privately held company and is engaged in the acquisition of upstream oil and gas assets, the Consultant has extensive experience and related long-term investment with a resulting value of goodwill built up in Africa, the Middle East and many other areas of the world that gives it an advantage in finding and negotiating to acquire upstream oil and gas properties that have potential for prolific oil and gas reserves and the Company understands that the Consultant also invests itself heavily in upstream oil and gas concessions around the world and nothing in this Agreement is meant to preclude the Consultant's ability to make its own oil and gas investments in any way it decides to at its sole discretion; provided, however, that the Consultant expects to have opportunities to potentially provide additional farmin opportunities that the Company may be interested in including, but not limited to, the opportunity already presented to Namibia Exploration, Inc. ("NEI") in the Republic of Namibia under the terms and conditions of that certain and initial "Farmin Opportunity Report" (the "FOR"), as entered into between NEI and the Consultant, where NEI has a right to acquire a working interest in the Consultant's concession in the Republic of Namibia;

C.             The Company is presently engaged in the business of seeking, acquiring, exploring and developing oil and gas property interests of merit worldwide (collectively, the "Business"), and the Company presently proposes to acquire all of the issued and outstanding common stock of NEI from NEI's shareholders pursuant to the terms and conditions of a certain "Share Exchange Agreement" (the "Share Exchange Agreement"), as entered into between the Company, NEI and NEI's shareholders, whereby the Company has thereby agreed to satisfy, on behalf of NEI, all of the obligations of NEI to the Consultant pursuant to the terms and conditions of that certain initial FOR, subject to the terms and conditions contained herein;

D.             As a consequence and as intended by the terms and conditions of the Share Exchange Agreement, the Company is hereby desirous of retaining the Consultant on a non-exclusive basis as a consultant to the Company, and the Consultant will provide various consulting services with respect to the Company's Business ventures in Namibia in relation to the Company's contemplated acquisition of NEI, such that the Consultant is hereby desirous of accepting such arrangement in order to assist in the development of the Company's Business in Namibia and possibly other oil concession opportunities in the future, as the case may be and at the sole discretion of Consultant, resulting therefrom (collectively, the "General Services");

E.             Since the introduction of NEI and the Company to the Consultant the Parties acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, in addition, relating to the satisfaction of all obligations of NEI to the Consultant under the initial FOR; which reflects fees to become due to Consultant of $2,400,000 subject to the terms and conditions contained herein; understanding that there may be future opportunities in addition to the initial FOR in Namibia to be evidenced by additional Farmin Opportunity Reports (each herein a "FOR") potentially submitted to the Company for consideration with each such future FOR having its own additional associated consulting fees to be negotiated and agreed upon by the Parties, understanding that neither the Company nor the Consultant is required whatsoever to provide such additional opportunities or to agree to any such additional compensation and, therefore, each future FOR, if any, is to be its own separate negotiation and agreement with respect to accepting a farmin opportunity should one be presented and agreeing to pay the offered fees for such FOR should it be accepted by the Company or NEI, as the case may be; and

F.             The Parties have agreed to enter into this Agreement which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder and to satisfy the obligations of NEI to the Consultant under the initial FOR, all in accordance with the terms and conditions of this Agreement.

               NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES AGREE AS FOLLOWS:

Article 1
DEFINITIONS AND INTERPRETATION

1.1             Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)     "Agreement" means this Consulting Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)     "Arbitration Act" means the U.S. Arbitration Act;

(c)     "Board of Directors" means the Board of Directors of Duma Energy Corp. as duly constituted from time to time;

(d)     "Business" has the meaning ascribed to it in recital "C." hereinabove;

(e)     "business day" means any day during which the New York Stock Exchange is open;

(f)     "Company" means Duma Energy Corp., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(g)     "Consultant" means Hydrocarb Corporation, a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(h)     "Conversion Shares" has the meaning ascribed to it in section "4.1(b)(ii)" hereinbelow;

(i)     "Effective Date" has the meaning ascribed to in section "3.1" hereinbelow;

(j)     "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(k)     "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(l)     "Holding" has the meaning ascribed to it in section "5.1" hereinbelow;

(m)     "Indemnified Party" has the meaning ascribed to it in section "8.1" hereinbelow;

(n)     "Indemnitee" has the meaning ascribed to it in section "8.3" hereinbelow;

(o)     "Initial Consultant Share" has the meaning ascribed to it in section "4.1(a)(ii)" hereinbelow;

(p)     "Parties" or "Party" means, individually and collectively, the Company, and/or the Consultant, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(q)     "Promissory Note" has the meaning ascribed to it in section "4.1(b)" hereinbelow;

(r)     "Property" has the meaning ascribed to it in section "6.4" hereinbelow;

(s)     "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(t)     "Regulatory Authorities" and "Regulatory Authority" means, either collectively or singularly as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Consultant and including, without limitation, and where applicable, the United States Securities and Exchange Commission and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(u)     "Securities Act" means the United States Securities Act of 1933, as amended, and all the Rules and Regulations promulgated under the Securities Act; and

(v)     "Term" has the meaning ascribed to it in section "3.1" hereinbelow.

1.2             Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)     any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)     words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
GENERAL SERVICES AND DUTIES OF THE CONSULTANT

2.1             General Services. During the Term of this Agreement, however, only up until the point of the Company receiving a completed assignment of at least a 39% working interest in a Namibian oil and gas concession, which is the primary non-guaranteed responsibility of Consultant, and, in addition, and also during the Term of this Agreement, with regard to any future endeavors to find and obtain other oil and gas concessions around the world, as the case may be, and until such respective working interest assignments are completed as the case may be, the Company hereby agrees to retain the Consultant as a consultant to the Company and the Consultant hereby agrees to accept such position in order to assist the Company with the development of its Business in Namibia and possibly other areas of the world; provided, however, that the Consultant hereby provides the Company with absolutely no guarantee, expressed or implied, of the ability for the Company to acquire any such working interest assignments where the prior authority of the Namibian government is required to be given before any working interest assignment may be consummated and completed, and to be subject to the direction and supervision of, and to have the authority as is delegated to the Consultant by, the Board of Directors consistent with such position, as with only regard to any authority surrounding negotiations and the official presentment of the Company to any foreign country, which such Company introductions and negotiations may come about during the process of the Consultant to be vetting possible oil and gas deals with countries around the world, with the intention to provide the Company with additional opportunity to become a joint venture partner as defined solely by the Consultant, if any, whereby the Parties both agree and understand that the Consultant is in the business of obtaining, exploring and exploiting upstream oil and gas opportunities around the world and nothing herein precludes the Consultant from doing its business as the Consultant sees fit with total autonomy, and that the Consultant has absolutely no obligation to provide any additional opportunities to the Company for such similar working interest acquisition investments and is not on call for services under this Agreement and, furthermore, it is understood that Consultant works completely autonomously (with all of the above, being, collectively, the "General Services" herein); it being expressly acknowledged and agreed by the Parties that the Consultant shall initially commit and provide to the Company the General Services as the Consultant solely determines to be appropriate and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay the Consultant the compensation as set forth in Articles "4" herein below for which such compensation is for the assignment of the working interest completed in the country of Namibia under the initial FOR thereby satisfying the obligations of NEI to the Consultant under the initial FOR, and for assisting the Company with its Business in Namibia, and whereby any additional compensation regarding any other oil and gas concession opportunities around the world would have to be separately negotiated and agreed to, whereby there is no obligation of either Party to accept any offers for the Company or NEI, as the case may be, to buy into any other oil and gas concession opportunity or the Consultant to provide any additional opportunities.

             In this regard it is hereby acknowledged with the limitations outlined above and agreed that the Consultant shall be entitled to communicate with and with regard only to issues specifically affecting the Company and shall rely upon the immediate advice, direction and instructions of the President of the Company, or upon the advice or instructions of such other director or officer of Company as the President of the Company shall, from time to time, designate in times of the President of the Company's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors. To clarify the meaning of this paragraph, with regard to matters effecting the Company's opportunities and possible relations to a particular country, as may be presented by the Consultant to the Company in the future, the Consultant will communicate and receive direction from the Company's President, any Board of Director authorized officer or the entire Board of Directors with regard to how to present the Company.

2.2             Adherence to rules and policies of the Company. Subject to the limitations outlined hereinabove, the Consultant hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Consultant as a consultant of the Company.

Article 3
TERM

3.1             Effectiveness and Term of the Agreement. The term of this Agreement (the "Term") is for a period of two years commencing on August 7, 2012 (the "Effective Date"), after which Term this Agreement will immediately terminate without any further act being required by any Party hereto.

Article 4
COMPENSATION OF THE CONSULTANT

4.1             Fee. It is hereby acknowledged and agreed that the fees due to the Consultant for the General Services provided by the Consultant and to be evidenced by an assignment of working interest in Namibia, whereby such fees shall become due from the Effective Date of this Agreement and upon the completion of the signature from Namibia's Minister of Mines and Energy on the working interest assignment document associated with the initial FOR between NEI and Consultant, evidencing the consent of Namibia's Minister of Mines and Energy to the working interest assignment from Consultant to NEI, then aggregate consulting fees of $2,400,000 (the "Fee") will become due and paid to the Consultant in the following manner and the Consultant hereby agrees to accept the Fee payment in the following manner and as compensation for the General Services with respect only to the Namibia working interest acquisition and assignment, and as satisfaction of NEI's obligations to the Consultant under the initial FOR:

(a)     by way of the payment on the later of the Effective Date and 15 days from the receipt of the working interest assignment under the initial FOR to be processed by the Consultant to be signed by Namibia's Minister of Mines and Energy, by the Company to Consultant of $800,000 in either or both of the following manners to be determined by the Company, in its sole and absolute discretion, and disclosed to the Consultant prior to such payment:

(i)     by way of a cash payment by the Company to the Consultant;

(ii)    only, if at the time of payment, the Company has available authorized common stock to issue, by way of the issuance by the Company to the Consultant of any amount of restricted common shares determined by dividing $800,000 by the calculated previous 60-day volume-weighted average trading price of the Company's common shares on the Over-the-Counter Bulletin Board, or as reported on a national securities exchange or quotation system on which the Company's common shares are quoted and listed for trading. For calculation purposes the closing prices on Yahoo's historical prices for the Company may be used. (each an "Initial Consultant Share"); or

(iii)   in any combination of paragraphs "(i)" and "(ii)" immediately above; and

(b)     for the remaining $1,600,000 by way of the issuance of a promissory note in favor of the Consultant in the principal amount of $1,600,000 (the "Promissory Note"), with interest accruing on the principal amount at the rate of 5% per annum, calculated semi-annually and payable in arrears, and of which $800,000 of the principal amount plus accrued interest is due on or before the first anniversary of the Effective Date and the remaining $800,000 of the principal amount plus accrued interest is due on or before the second anniversary of the Effective Date. In this regard the Company has the option, from time to time, and in its sole and absolute discretion at any time:

(i)     to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in cash;

(ii)    only if at the time of payment, the Company has available authorized common stock to issue, to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in restricted common shares of common stock of the Company (each a "Conversion Share"), at a deemed conversion price which equates to the then previous 60-day volume-weighted average trading price of the Company's common shares on the Over-the-Counter Bulletin Board, or as reported on a national securities exchange or quotation system on which the Company's common shares are quoted or listed for trading; or

(iii)   to repay the principal amount and any accrued but unpaid interest due under the Promissory Note in full or in part at any time prior to maturity or at maturity in any combination of paragraphs "(i)" and "(ii)" immediately above.

             In this regard it is hereby acknowledged and agreed that a late fee of 10% per quarter of any outstanding balance of any Fee under this Agreement will commence 30 calendar days from the date that any Fee or portion of Fee is due hereunder. All late fees may be paid only in cash.

4.2             Payment of Fee and status as a non-taxable consultant. It is hereby also acknowledged and agreed that the Consultant will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Consultant under this Agreement, or otherwise, will be calculated on the foregoing and gross Fee basis and otherwise for which no statutory taxes will first be deducted by the Company.

4.3             Resale restrictions of the Initial Consultant Share and the Conversion Share certificates. The Consultant hereby agrees and acknowledges that the Company makes no representations as to any resale or other restriction affecting any of Initial Consultant Shares and the Conversion Shares that may be issued to the Consultant and that it is presently contemplated that the Initial Consultant Shares and the Conversion Shares, if any, will be issued by the Company to the Consultant in reliance upon the registration and prospectus exemptions contained in certain sections of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act, which will be restricted securities under Rule 144(a)(3) and will impose a trading restriction in the United States on the Initial Consultant Shares and the Conversion Shares from the date of the issuance of the Promissory Note. The Company will cause its legal counsel at the Company's cost to provide the Consultant with a Rule 144 resale legal opinion as soon as reasonably practicable and as long as resale of the Initial Consultant Shares and the Conversion Shares is available under Rule 144 to the Consultant.

4.4             Representations, warranties and covenants by the Consultant respecting the Initial Consultant Shares and the Conversion Shares. The allotment and issuance of any Initial Consultant Shares and Conversion Shares will be subject to the representations, warranties and covenants as set forth in Schedule "A" attached hereto, and which form a material part hereof, and which are acknowledged and agreed by the Consultant as being true and correct in all material respects as of the date of the issuance of any Initial Consultant Shares and Conversion Shares as a consequence of the execution of this Agreement by the Consultant.

             In addition, immediately prior to the allotment and issuance of any Initial Consultant Shares and Conversion Shares, the Consultant will be required to complete and sign the Certificate for U.S. Accredited Investors in the form which is attached hereto as Schedule "B" and forms a material part hereof.

Article 5
DISCLOSURE OF FIRST INTEREST

5.1             It is the intent and business of the Consultant to continually be in search of new upstream oil and gas concession opportunities around the world. Under an agreement for strict confidentiality, while this Agreement remains in effect, the Consultant agrees to keep the Company abreast of the details pertaining to opportunities that it has obtained rights for acquiring oil and gas concessions and the Company may always propose an interest to the Consultant on opportunities that it becomes interested to participate in. The Consultant may likewise provide additional FOR's for the Company to consider and for the Parties to agree on the terms of an additional farmin and consulting fees that may be required under any additional FORs. Nothing herein would otherwise prevent a joint venture between the Parties should both Parties agree on the terms, however, the Consultant will maintain the right not to provide an opportunity or to negotiate on any particular deal with the Company if for any reason the Consultant decides that it is not a good fit for any reason at the Consultant's sole discretion.

Article 6
ADDITIONAL OBLIGATIONS OF THE CONSULTANT

6.1             Reporting. The Consultant will keep the Board of Directors informed of any progress of the Consultant's General Services and activities hereunder and subject to all limitations considered hereinabove. However, there is no specific requirement for the Consultant to provide any additional farmin opportunities to the Company and the Consultant will operate its search for new opportunities with complete autonomy.

6.2             Opinions, reports and advice of the Consultant. The Consultant acknowledges and agrees that with regard to any oil and gas concessions for which the Company becomes a working interest partner, all written and oral opinions, reports, advice and materials provided by the Consultant to the Company in connection with the Consultant's engagement hereunder and any follow on assignments and resulting operating agreements, are intended solely for all the ultimate working interest partners together with the Company only if the Company becomes a working interest partner, and of which such information will always be managed by the operator of each and every specific oil and gas venture according to industry standards and there will be in-part benefits for the Company's use for any such written and oral opinions, reports, advice and information as they are for the benefit of the operator, the Company as a working interest partner, and any other working interest partners as the case may be. In the case of the Namibia concession under the initial FOR as referred to herein, the Consultant's subsidiary will hold a majority interest in the concession and will remain its operator.

             Nothing herein will give the Company the right to disseminate information without the expressed agreement of the Consultant for which permission will not be unreasonably withheld and the Consultant agrees to quickly respond to any request from the Company as the disclosure of certain information is time sensitive.

6.3             Consultant's business conduct. The Consultant warrants that the Consultant shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, its business interests and the Consultant. In particular, and in this regard, the Consultant specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry.

Article 7
ADDITIONAL OBLIGATIONS OF THE PARTIES

7.1             Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party.

7.2             Compliance with applicable laws. Each Party will comply with all U.S. and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 8
INDEMNIFICATION AND LEGAL PROCEEDINGS

8.1             Indemnification. The Parties hereby each agree to indemnify and save harmless the other Party and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, consultants and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

8.2             No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

8.3             Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties (said Party then being the "Indemnitee"), the Indemnified Party will give both Parties prompt written notice of any such action of which the Indemnified Party has knowledge and the Indemnitee will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the Indemnitee and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Indemnitee of such Indemnitee's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the Indemnitee of substantive rights or defenses.

8.4             Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

8.5             Legal proceedings. Notwithstanding that the Indemnitee will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)     such counsel has been authorized by the Indemnitee;

(b)     the Indemnitee has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)     the named parties to any such action include that any Party and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party and the Indemnified Party; or

(d)     there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party.

8.6             Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the Indemnitee shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitee on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnitee and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Indemnitee shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 9
FORCE MAJEURE

9.1             Events. If either Party is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

9.2             Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "9.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 10
ARBITRATION

10.1           Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

10.2           Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "10.3" hereinbelow.

10.3           Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Harris County, Texas, USA for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

10.4           Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 11
GENERAL PROVISIONS

11.1           No assignment. This Agreement may not be assigned by any Party except with the prior written consent of the other Parties.

11.2           Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

11.3           Time of the essence. Time will be of the essence of this Agreement.

11.4           Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties and their respective heirs, executors, administrators and assigns.

11.5           Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United State of America.

11.6           Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

11.7           Representation and costs. It is hereby acknowledged by each of the Parties that McMillan LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Consultant has been required by each of McMillan LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties that McMillan LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party to the role and capacity of McMillan LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, McMillan LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by McMillan LLP, shall be at the cost of the Company.

11.8           Applicable law. The situs of this Agreement is Harris County, Texas, USA, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in Harris County, Texas USA.

11.9           Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

11.10         Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

11.11         Counterparts. This Agreement may be signed by the Parties in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth in section "3.1" hereinabove.

11.12         No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

11.13         Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)     be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)     be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)     constitute a general waiver under this Agreement; or

(d)     eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

             IN WITNESS WHEREOF the Parties have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

The COMMON SEAL of DUMA ENERGY CORP., the Company herein, was hereunto affixed in the presence of: /s/ Jeremy Driver Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

The COMMON SEAL of HYDROCARB CORPORATION, the Consultant herein, was hereunto affixed in the presence of: /s/ Kent Watts Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

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Schedule A

               This is Schedule "A" to that certain Consulting Services Agreement as entered into among the Company (Duma Energy Corp.) and the Consultant (Hydrocarb Corporation).

Representations, warranties and covenants by the Consultant
respecting the Initial Consultant Shares and the Conversion Shares

             The Consultant hereby represents to, warrants to and covenants with the Company, with the intent that the Company will also rely thereon in entering into the Consulting Services Agreement and in issuing any Initial Consultant Shares or Conversion Shares (collectively, the "Shares" herein), that, to the best of the knowledge, information and belief of the Consultant, after having made due inquiry:

(a)     the Consultant acknowledges that the Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and all applicable securities laws, and that, as a result, the Consultant may be restricted from using most of the remedies that would otherwise be available to the Consultant, the Consultant will not receive information that would otherwise be required to be provided to the Consultant and the Company is relieved from certain obligations that would otherwise apply to the Company, in either case, under applicable securities legislation;

(b)     the Consultant realizes that the issuance of the Shares in exchange for indebtedness owing to the Consultant will be a highly speculative investment and that the Consultant should be able, without impairing the Consultant's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on such investment. In addition, the Consultant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment;

(c)     the Consultant has not received, nor has the Consultant requested, nor does the Consultant require to receive, any offering memorandum or a similar document describing the business and affairs of the Company in order to assist the Consultant in entering into this Consulting Services Agreement and in consummating the transactions contemplated therein;

(d)     the Consultant is a "U.S. Person", as that term is defined in Regulation S promulgated under the Securities Act, then the Consultant hereby certifies that:

(i)     it qualifies as an "accredited investor" as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act, as amended;

(ii)    it is receiving the Shares solely for its own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act;

(iii)   the entire legal and beneficial interest in the Shares it is receiving is being acquired for, and will be held for the account of, itself only and neither in whole nor in part for any other person;

(iv)    it understands that: (A) neither the sale of the Shares which it is receiving nor the Shares themselves have been registered under the Securities Act or any state securities laws, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (B) the share certificate representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws."; and

(v)     the Consultant will complete and provide the Company with an executed copy of the attached form of "U.S. Accredited Investor Certificate"; which is attached hereto with Schedule "B" and which forms a material hereof; contemporaneously with the Consultant's execution of this Agreement at or before the Effective Date;

(e)     the Consultant has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Shares, or any part thereof, or any interest therein, and the Consultant has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(f)     the Consultant acknowledges that the Company has not and will not file a registration statement under the Securities Act in respect of the Shares, that it has not been supplied with any of the information that would be found in a registration statement if the Shares were registered under the Securities Act and that there will be substantial restrictions on the transferability of, and that it may not be possible to liquidate the Shares;

(g)     the Consultant understands and agrees that there may be material tax consequences to the Consultant of an acquisition, holding or disposition of the Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Consultant under United States, state, local or foreign tax law of its acquisition, holding or disposition of such securities, and the Consultant acknowledges that it is solely responsible for determining the tax consequences of its investment; and

(h)     the Consultant is not aware of any fact or circumstance which has not been disclosed to the Company which should be disclosed in order to prevent the representations and warranties contained in this Schedule "A" from being misleading or which would likely affect the decision of the Company to enter into this Consulting Services Agreement.

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Schedule B

               This is Schedule "B" to that certain Consulting Services Agreement as entered into among the Company (Duma Energy Corp.) and the Consultant (Hydrocarb Corporation).

U.S. Accredited Investor Certificate

Refer to the form of U.S. Accredited Investor Certificate attached hereto.

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U.S. ACCREDITED INVESTOR CERTIFICATE

To:     DUMA ENERGY CORP.

               Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Consulting Services Agreement dated August 7, 2012 (the "Agreement") among the undersigned (the "Consultant") and Duma Energy Corp. (the "Company").

               In connection with the issuance of the Initial Consultant Shares and/or any Conversion Shares to the undersigned, the undersigned hereby represents, warrants, covenants and certifies that the undersigned is a U.S. Person (as such term is defined by Rule 902 of Regulation S promulgated under the Securities Act) and is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act as a result of satisfying one or more of the following categories of Accredited Investor below to which the undersigned has affixed his/her/its initials:
______	Category 1.	A bank, as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the "U.S. Securities Act"), whether acting in its individual or fiduciary capacity; or
______	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
______	Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or
______	Category 5.	An investment company registered under the Investment Company Act of 1940; or
______	Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
______	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

______	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

______	Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
______	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Purchased Securities, with total assets in excess of US$5,000,000; or

______	Category 12.	A director, executive officer or general partner of the Purchaser; or
______	Category 13.

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth, (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

______	Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

______	Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

         Dated: ________________________, 2012.

__________________________________________
Print name of Consultant

By:_______________________________________
     Signature
     _______________________________________
     Title
     _______________________________________
     (Please print name of individual whose
     signature appears above, if different from name
     of Consultant printed above)

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